EXHIBIT 10 (1)
                      FOURTH AMENDMENT

     THIS FOURTH AMENDMENT (this "Fourth Amendment") dated as of April 20, 1999 is to the Amended and Restated Credit Agreement (as previously amended, the "Credit Agreement") dated as of July 25, 1997 among LAYNE CHRISTENSEN COMPANY (the "Company"), LAYNE CHRISTENSEN AUSTRALIA PTY LIMITED ("Layne Australia"), various financial institutions and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

     WHEREAS, the parties hereto have entered into the Credit Agreement which provides for (i) the Banks to make U.S. Loans to the Company from time to time, (ii) the Australian Banks to make Australian Loans to Layne Australia from time to time, and (iii) the Issuer to issue Letters of Credit for the account of the Company (or jointly for the account of the Company and any Subsidiary) from time to time and for the Banks to purchase participations therein; and

     WHEREAS, the parties hereto desire to amend the Credit
Agreement in certain respects as more fully set forth below;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1. AMENDMENT. Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date (as defined below), the Credit Agreement shall be amended as set forth below.

     SECTION 1.1  ADDITION OF DEFINITION.  The following
definition is added to Section 1.1 in appropriate alphabetical sequence:

     "OPERATING CONTROL means control sufficient to allow consolidation of the controlled Person in accordance with GAAP."

     SECTION 1.2  AMENDMENT OF DEFINITIONS.  The definitions of
"Adjusted EBITA" and "Subsidiary" are amended in their entirety to read as follows, respectively:

          "ADJUSTED EBITA means, for any Computation Period, EBITA for such Computation Period LESS affiliate equity earnings, PLUS affiliate dividends (limited to the amount of affiliate equity earnings) PLUS, for any Computation Period which includes the Fiscal Quarter ending January 31, 1999, $5,340,000."

     "SUBSIDIARY means, with respect to any Person, a corporation or limited liability company (a) of which such Person and/or its other Subsidiaries own, directly or indirectly, (i) such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors in the case of a corporation or (ii) in excess of 50% of the membership interests (including voting control) in the case of a limited liability company, (b) organized under the laws of Australia or a state or territory thereof and which is otherwise a subsidiary of such Person within the meaning of
     Section 9 of the Corporations Law of Australia or (c) of which such Person and/or its other Subsidiaries has Operating Control. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company."

     SECTION 1.3  AMENDMENT TO INTEREST COVERAGE COVENANT.
Section 10.6.1 is amended in its entirety to read as follows:

               "10.6.1 MINIMUM INTEREST COVERAGE. Not permit the Interest Coverage Ratio for any Computation
          Period set forth below to be less than the applicable ratio set forth below for such Computation Period:

                    Computation
                   Period Ending             Ratio
                   -------------             -----
                 4/30/99 - 1/31/00         1.15 to  1
                 4/30/00 - 7/31/00         1.35 to  1
                 10/31/00 - 1/31/01        1.50 to  1
                 4/30/01 - 7/31/01         1.75 to  1
                 10/31/01 - 1/31/02        2.25 to  1
                 Thereafter                2.50 to  l."

     SECTION 1.4  AMENDMENT TO SECTION 10.11(g).  Clause (g) of
Section 10.11 is amended in its entirety to read as follows:

          "(g) any loan to a Person to finance the purchase of real property, personal property, services or equipment from the Company or any Subsidiary; PROVIDED that (i) if such loan exceeds a Dollar Equivalent amount of U.S.$200,000, the Company or such Subsidiary shall retain a first Lien on any property or equipment sold to the extent permitted under applicable law, (ii) the aggregate principal amount of all such loans to any Person and its affiliates outstanding at any time shall not exceed a Dollar Equivalent amount of U.S.$5,000,000 and (iii) the aggregate principal amount of all such loans outstanding at any time shall not exceed a Dollar Equivalent amount of U.S.$10,000,000;"

     SECTION 1.5  AMENDMENT TO SECTION 10.11(j). Clause (j) of
Section 10.11 is amended by (i) deleting the amount "U.S.$15,000,000" therein and (ii) substituting "U.S.$20,000,000" therefor.

     SECTION 1.6 AMENDMENT TO PRICING SCHEDULE. Schedule 1.1(b) is amended in its entirety by substituting SCHEDULE 1.1(b) hereto therefor.

     SECTION 2.  EFFECTIVENESS.  The amendments set forth in
SECTION 1 above shall become effective, as of the day and year first above written, on the date (the "Fourth Amendment Effective Date") that the Agent shall have received counterparts of this Fourth Amendment executed by the Company and the Required Banks and the Company shall have paid to the Agent for the respective accounts of the applicable Banks an amendment fee of 0.15% of the Commitment of each Bank approving this Fourth Amendment on or prior to the Fourth Amendment Effective Date.

     SECTION 3.  MISCELLANEOUS.

     SECTION 3.1 CONTINUING EFFECTIVENESS, ETC. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

     SECTION 3.2 COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Fourth Amendment.

     SECTION 3.3 GOVERNING LAW. This Fourth Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

     SECTION 3.4 SUCCESSORS AND ASSIGNS. This Fourth Amendment shall be binding upon the Company, Layne Australia, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, Layne Australia, the Banks and the Agent and the successors and assigns of the Banks and the Agent.

     SECTION 3.5 CONFIRMATION OF COMMITMENT REDUCTION SCHEDULE. The Company and the Banks acknowledge and agree that, after giving effect to the voluntary reduction of the Aggregate Commitment to $80,000,000 by the Company on April 15, 1999, the remaining scheduled reductions of the Aggregate Commitment are as set forth on ATTACHMENT 1 hereto.

     Delivered at Chicago, Illinois, as of the day and year first above written.


                                LAYNE CHRISTENSEN COMPANY

                                By: /s/ Jerry W. Fanska
                                   -----------------------------------
                                Title: Vice President-Finance


                                BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION,
                                  as Agent

                                By: /s/ Valerie C. Mills
                                   -----------------------------------
                                           Managing Director


                                BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION, as a Bank

                                By: /s/ Valerie C. Mills
                                   -----------------------------------
                                            Managing Director


                                MERCANTILE BANK, as Co-Agent and
                                as a Bank

                                By: /s/ Roger A. Lumley
                                   -----------------------------------
                                Title: Senior Vice President
                                      --------------------------------


                                MICHIGAN NATIONAL BANK, as Co-Agent
                                and as a Bank

                                By: /s/ Christopher J. Mayone
                                   -----------------------------------
                                Title: Commercial Relationship Manager
                                      --------------------------------

                                THE BANK OF NOVA SCOTIA

                                By: /s/ F. C. H. Ashby
                                   -----------------------------------
                                Title: Senior Manager Loan Operations
                                      --------------------------------


                                SOCIETE GENERALE - CHICAGO BRANCH

                                By:
                                   -----------------------------------
                                Title:
                                      --------------------------------

                       SCHEDULE 1.1(b)

                      PRICING SCHEDULE


	The Margin, the Facility Fee Rate and the LC Fee Rate (for the applicable type of Letter of Credit) shall be determined based on the applicable Debt to Capitalization Ratio as set forth below.

                                           LC Fee Rate -        LC Fee Rate -
     Debt to                   Facility      Financial         Non-Financial
Capitalization Ratio  Margin   Fee Rate   Letters of Credit  Letters of Credit
--------------------  ------   --------   -----------------  -----------------
Less than or equal    0.500%    0.250%         0.500%               0.125%
to 0.3 to 1

Greater than 0.30     0.700%    0.300%         0.700%               0.200%
to 1 but less than
0.45 to 1

Equal to or greater   0.875%    0.375%         0.875%               0.250%
than 0.45 to 1


	Effective on the Fourth Amendment Effective Date (as defined in the Fourth Amendment to this Agreement), the Margin shall be 0.7%, the Facility Fee Rate shall be 0.3%, the LC Fee Rate for Financial Letters of Credit shall be 0.7% and the LC Fee Rate for Non-Financial Letters of Credit shall be 0.2% (it being understood that prior to such date the Margin shall be based on this SCHEDULE 1.1(b) as in effect prior to the effectiveness of such Fourth Amendment). Each of the foregoing shall be adjusted, to the extent applicable, 45 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 90 days) after the end of each Fiscal Quarter beginning with the Fiscal Quarter ending April 30, 1999 based on the Debt to Capitalization Ratio as of the last day of such Fiscal Quarter; PROVIDED that if the Company fails to deliver the financial statements required by SECTION 10.1.1 or 10.1.2, as applicable, by the due date therefor, the Margin, the Facility Fee Rate and the LC Fee Rate (for each type of Letter of Credit) that would apply if the Debt to Capitalization Ratio were greater than 0.45 to 1 shall apply from such due date until such financial statements are delivered.

             REMAINING SCHEDULED COMMITMENT REDUCTIONS



                Commitment               Aggregate
                Reduction               Commitment
                   Date                 Reduced to:
                ----------              -----------

                July 31, 2000           $78,000,000

                October 31, 2000        $74,500,000
                January 31, 2001        $71,000,000
                April 30, 2001          $67,500,000
                July 31, 2001           $64,000,000

                October 31, 2001        $60,500,000
                January 31, 2002        $57,000,000
                April 30, 2002          $53,500,000
                July 31, 2002           $         0